Exhibit 10.1

ADDENDUM No 5

to the CONTRACT No 482 dated June 09, 2000

for exploration of hydrocarbon material on

Aksaz-Dolinnoe-Emir block,

In Tyubkaragan region of Mangystau oblast

In compliance with the License of series AI No 1552 (oil) issued April 30, 1999 between

the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan,

(Competent body)

and

Limited Liability Partnership

Emir Oil

(Contractor)

Astana, 2008

This Addendum #5 to the Contract No 482 dated June 09, 2000 for exploration of hydrocarbon material on Aksaz-Dolinnoe-Emir block, located in Tyubkaragan region of Mangystau oblast was signed on 24th of June of the year 2008 between the Ministry of Energy and Mineral Resources, hereinafter referred to as “Competent body”, and Emir Oil Limited Liability Partnership, hereinafter referred to as “Contractor”.

Preamble

Due to the fact that:

- Contractor addressed the Competent body with a request to extend exploration period under the Contract, the Competent body made a decision to extend the exploration period for estimation and commercial discovery till January 9, 2013, provided that Emir Oil LLP assumes additional financial commitments under the Working program for the period of extension (Minutes No 3 of February 08, 2008 and No 6 of April 08, 2008).

Competent body and Contractor agree on the following:

Paragraph 3.4. of Section 3 “Contract term” to be amended as follows:

“Contract term in view of the extension of exploration period for estimation and commercial discovery expires on January 9, 2013”.

Section 7 “Working program” to be amended by adding Paragraph 7.1.2. as follows:

“7.1.2. The amount of investments under the working program of the period of extension for commercial evaluation is $ 44 440 000 (forty four million four hundred and forty thousand USD) and comprised of the following cost and physical parameters:

Addendum to the main Working program under the Contract #482 dated June 9, 2000.

№	Types of operations	2009 Half year (July-December)	2010	2011	2012	Cost of operations, thousand $
1	Addendum to the exploration project Number of projects thousand USD	1 15	1 15			2 30
2	Addendum to the exploratory drilling construction project Number of projects thousand USD	1 25	1 25			2 50
3	Test production project Number of projects thousand USD	1 30	1 30			2 60

4	Exploratory drilling, testing and targets research Number of wells Well depth/long meters thousand USD	1 4000 lm 6 000	2 8000 lm 12 000	3 12000 lm 18 000	1 4000 lm 6000	7 28 000 lm 42 000
5	Geophysical study of wells Number of wells thousand USD	8 320	5 200	5 200	5 200	23 920
6	Preparation of fields for test production Number of targets thousand USD	1 400	1 400	1 400		3 1 200
7	Reserves estimation and approval in State Reserves Committee Number of reports thousand USD		1 20	3 60	2 40	6 120
8	Field development project Number of projects thousand USD			2 20	4 40	6 60
	Total/ thousand USD	6790	12 690	18 690	6 270	44 440

At the same time, the following obligations shall be assumed by the Contractor:

-	Costs of training kazakhstani specialists in the amount of 0,5% of annually planned capital expenses during the exploration period;
-	Deductions to liquidation fund in the amount provided for by the Exploration projects;
-	Deductions to Astana Fund as a lump-sum payment in the amount of 200 000 (two hundred thousand) USD by the end of 2010;
-	Supply 20% of the oil produced during the exploration period, as well as when performing test production, to domestic oil refineries;
-	Deductions to social projects of Mangistau oblast in the amount of 50 000 (fifty thousand) USD during the year 2009 and 100 000 (one hundred thousand) USD annually, starting from 2010 through 2012”.

Immediately after the new Tax Code of the Republic of Kazakhstan comes into force the Competent body and the Contractor shall start negotiations regarding the change of the tax regime, established by the Contract No 482 dated June 09, 2000.

Therewith the Competent body explained the provisions of Article 45-2 “Amendment and termination of the Contract” of the Law of the RoK “On subsoil and subsoil use” to the Contractor taking into account the last amendments and additions.

Exhibit No 1 – “Working program for the exploration period extended from July 9, 2009 to January 9, 2013 on Aksaz-Dolinnoe-Emir-Esen-Kariman-Borly block” shall be an integral part of this Addendum No 5.

This Addendum No 5 was executed in three original copies in State and Russian languages, all having equal legal force and being integral parts of the Contract #482 dated June 09, 2000.

This Addendum No 5 to the Contract No 482 dated June 09, 2000, was signed on «24th» of June, 2008 by authorized representatives of the parties and shall come into effect from the moment of state registration.

Competent body: Ministry of Energy and Mineral Resources of the Republic of Kazakhstan Signature _______________________________ Title: Executive Secretary Full name: Batalov А.	Contractor: Emir Oil Limited Liability Partnership Signature________________________ Title: General Director Full name: Tolmakov Т.К.